PROJECT NEXUS

Materials Prepared for Discussion with Emerald

April 20, 2001

Code Word Summary

Ruby	A majority-owned subsidiary of Emerald
Emerald	Ruby's Parent
Sapphire	Potential acquisition target for Ruby or Emerald
Nexus	Ruby + Sapphire
Diamond	A potential competing bidder for Sapphire

Impact on Emerald of Project Nexus

- **This short book reviews the implications to Emerald of:**

  1. **An acquisition of Sapphire by Ruby**; and/or

  2. **A tender offer by Emerald to take Ruby private**

- **Our analysis of the business case for a combination of Ruby and Sapphire is reviewed separately**

- **The specific financial implications for Emerald of acquiring Sapphire are dependent on the transaction structure:**

  1. **Identity of the acquirer**: Ruby or Emerald

  2. **Form of consideration used for the transaction**: Cash, Ruby shares or Emerald shares

  3. **Form of funding for the transaction if Ruby is the acquirer**: Issuance of Ruby shares or issuance of an intercompany note to Emerald

- **It is assumed that if Emerald acquires Sapphire directly, it will do so contemporaneously with, or after, acquiring Ruby's public float in a going private transaction**

- **If Emerald loses tax consolidation by having its equity stake in Ruby reduced to below 80%, then the assumed lost tax benefit to Emerald is $17 million per year in net earnings, or $0.04 in Emerald's EPS**

- **The implications to Emerald of acquiring Sapphire and doing a going private transaction are as set out on the following page**

Dresdner Kleinwort Wasserstein

Financial Impact on Emerald

- The only scenario which would be dilutive to Emerald's EPS would be an "all Ruby shares" acquisition of Sapphire, largely as a result of Emerald losing tax consolidation of Ruby
- All other proposed transaction structures are accretive to Emerald's EPS in 2002 and 2003
- The underlying assumptions behind the "Base Case" and "Upside Case" are contained in DKW's separate Project Nexus analysis [1]

	Scenario Number	Consideration Paid to Sapphire Shareholders	Form of Funding by Ruby	Year	Emerald EPS	Earnings Impact on Emerald – Base Case – $MM	Base Case – PF EPS	Base Case – %	Upside Case – $MM	Upside Case – PF EPS	Upside Case – %
Ruby as Acquiror	A1	100% Ruby Shares	100% Ruby Shares to Sapphire	2002	$3.06	($26.0)	$3.00	(1.8%)	($12.3)	$3.03	(0.8%)
				2003	3.11	(28.8)	3.05	(1.9%)	(23.8)	3.06	(1.6%)
	A2	80% Cash	80% Ruby Shares to Emerald	2002	3.06	37.6	3.13	2.5%	37.7	3.13	2.6%
		20% Ruby Shares	20% Ruby Shares to Sapphire	2003	3.11	41.9	3.19	2.8%	61.2	3.23	4.1%
	A3	80% Emerald Shares	80% Ruby Shares to Emerald	2002	3.06	63.2	3.12	2.0%	63.3	3.12	2.0%
		20% Ruby Shares	20% Ruby Shares to Sapphire	2003	3.11	67.5	3.17	2.2%	86.8	3.21	3.5%
	A4	100% Cash	100% Loan from Emerald	2002	3.06	39.2	3.14	2.7%	39.5	3.14	2.7%
				2003	3.11	43.1	3.20	2.9%	63.3	3.24	4.2%
	A5	100% Emerald Shares	100% Loan from Emerald	2002	3.06	71.2	3.12	2.0%	71.6	3.12	2.0%
				2003	3.11	75.1	3.17	2.1%	95.3	3.21	3.4%
Going Private for Ruby	B1	100% Cash	NA	2002	$3.06	$6.6	$3.07	0.4%	$7.7	$3.07	0.5%
				2003	3.11	8.1	3.12	0.5%	9.3	3.13	0.6%
	B2	100% Emerald Shares	NA	2002	3.06	11.7	3.07	0.3%	12.7	3.07	0.4%
				2003	3.11	13.1	3.12	0.4%	14.3	3.12	0.5%
Emerald as Acquiror (2)	C1	100% Cash	NA	2002	$3.07	$37.8	$3.15	2.5%	$50.0	$3.17	3.4%
				2003	3.12	47.6	3.22	3.2%	74.2	3.28	4.9%
	C2	100% Emerald Shares	NA	2002	3.07	69.0	3.12	1.8%	80.8	3.15	2.6%
				2003	3.12	78.5	3.19	2.3%	104.4	3.24	4.0%

(1) Key assumptions include: 40% take-over premium, $60 million of net EBITDA synergies ($40 million for the Upside Case), and exclusion of acquisition goodwill from the analysis (based on the proposed new FASB rules for M&A accounting).

(2) Impact on Emerald of acquiring Sapphire after Ruby going-private transaction.

Dresdner Kleinwort Wasserstein

Impact on Emerald Ownership and Public Float

- The transaction structure will determine Emerald's pro forma ownership stake in Ruby/Nexus, including whether tax consolidation will continue
- The benefit of an "all Ruby shares" transaction (i.e., as the form of consideration paid to Sapphire shareholders) is that the public float in Ruby/Nexus would increase dramatically

	Scenario Number	Paid to Sapphire Shareholders	Form of Funding by Ruby	Pro Forma Nexus Ownership			Emerald Tax Consolidation	Change in PF Float		Value of Float
				Emerald	Other Ruby	Sapphire		$	%	
Ruby as Acquiror	A1	100% Ruby Shares	100% Ruby Shares to Sapphire	37%	6%	56%	No	$807	891%	$898
	A2	80% Cash 20% Ruby Shares	80% Ruby Shares to Emerald 20% Ruby Shares to Sapphire	82%	6%	11%	Yes	$161	178%	$252
	A3	80% Emerald Shares 20% Ruby Shares	80% Ruby Shares to Emerald 20% Ruby Shares to Sapphire	82%	6%	11%	Yes	$161	178%	$252
	A4	100% Cash	100% Loan from Emerald	85%	15%	0%	Yes	$0	0%	$91
	A5	100% Emerald Shares	100% Loan from Emerald	85%	15%	0%	Yes	$0	0%	$91
Going Private for Ruby	B1	100% Cash	NA	100%	0%	0%	Yes	($91)	(100%)	NA
	B2	100% Emerald Shares	NA	100%	0%	0%	Yes	($91)	(100%)	NA
Emerald as Acquiror (1)	C1	100% Cash	NA	100%	0%	0%	Yes	($91)	(100%)	NA
	C2	100% Emerald Shares	NA	100%	0%	0%	Yes	($91)	(100%)	NA

(1) Impact on Emerald of acquiring Sapphire after Ruby going-private transaction.

Dresdner Kleinwort Wasserstein

Sensitivity Analysis – Takeover Premium for Going Private Transaction

100% Cash as Consideration

- **A going private transaction would be accretive to Emerald, if Emerald pays all cash** (1)

Premium to Ruby	Year	Emerald EPS	Base Case $MM	Base Case PF EPS	Base Case %	Upside Case $MM	Upside Case PF EPS	Upside Case %
20%	2002	$3.06	$7.3	$3.07	0.5%	$8.4	$3.07	0.6%
	2003	$3.11	$8.8	$3.12	0.6%	$10.0	$3.13	0.7%
40%	2002	$3.06	$6.6	$3.07	0.4%	$7.7	$3.07	0.5%
	2003	$3.11	$8.1	$3.12	0.5%	$9.3	$3.13	0.6%
60%	2002	$3.06	$5.9	$3.07	0.4%	$7.0	$3.07	0.5%
	2003	$3.11	$7.4	$3.12	0.5%	$8.5	$3.12	0.6%
80%	2002	$3.06	$5.2	$3.07	0.4%	$6.2	$3.07	0.4%
	2003	$3.11	$6.7	$3.12	0.4%	$7.8	$3.12	0.5%
100%	2002	$3.06	$4.5	$3.07	0.3%	$5.5	$3.07	0.4%
	2003	$3.11	$6.0	$3.12	0.4%	$7.1	$3.12	0.5%
120%	2002	$3.06	$3.8	$3.06	0.3%	$4.8	$3.07	0.3%
	2003	$3.11	$5.2	$3.12	0.3%	$6.4	$3.12	0.4%

(1) Emerald is assumed to borrow the required cash at a rate of 6.5%. Base Case takeover premium used in our analysis for a going-private transaction is 40%.

Sensitivity Analysis – Takeover Premium for Going Private Transaction *(cont'd)*

100% Emerald Shares as Consideration

- A going private transaction would be accretive to Emerald, if Emerald pays in the form of its own shares[1]

Premium to Ruby	Year	Emerald EPS	Base Case $MM	Base Case PF EPS	Base Case %	Upside Case $MM	Upside Case PF EPS	Upside Case %
20%	2002	$3.06	$11.7	$3.07	0.4%	$12.7	$3.07	0.5%
	2003	$3.11	$13.1	$3.12	0.5%	$14.3	$3.12	0.6%
40%	2002	$3.06	$11.7	$3.07	0.3%	$12.7	$3.07	0.4%
	2003	$3.11	$13.1	$3.12	0.4%	$14.3	$3.12	0.5%
60%	2002	$3.06	$11.7	$3.06	0.3%	$12.7	$3.07	0.4%
	2003	$3.11	$13.1	$3.12	0.4%	$14.3	$3.12	0.4%
80%	2002	$3.06	$11.7	$3.06	0.2%	$12.7	$3.06	0.3%
	2003	$3.11	$13.1	$3.12	0.3%	$14.3	$3.12	0.4%
100%	2002	$3.06	$11.7	$3.06	0.2%	$12.7	$3.06	0.2%
	2003	$3.11	$13.1	$3.11	0.2%	$14.3	$3.12	0.3%
120%	2002	$3.06	$11.7	$3.06	0.1%	$12.7	$3.06	0.2%
	2003	$3.11	$13.1	$3.11	0.2%	$14.3	$3.11	0.3%

(1) Base Case takeover premium used in our analysis for a going-private transaction is 40%.

Sensitivity Analysis – Takeover Premium for Emerald Acquisition of Sapphire After Going Private

100% Cash as Consideration

- **A direct acquisition of Sapphire by Emerald would be accretive to Emerald up to a premium of over 100%, if Emerald pays all cash[1]**

Premium to Sapphire	Year	Emerald EPS	Base Case $MM	Base Case PF EPS	Base Case %	Upside Case $MM	Upside Case PF EPS	Upside Case %
20%	2002	$3.07	$42.8	$3.16	2.9%	$55.0	$3.18	3.7%
	2003	$3.12	$52.6	$3.23	3.5%	$79.2	$3.29	5.3%
40%	2002	$3.07	$37.8	$3.15	2.5%	$50.0	$3.17	3.4%
	2003	$3.12	$47.6	$3.22	3.2%	$74.2	$3.28	4.9%
60%	2002	$3.07	$32.7	$3.14	2.2%	$44.9	$3.16	3.0%
	2003	$3.12	$42.5	$3.21	2.8%	$69.1	$3.27	4.6%
80%	2002	$3.07	$27.6	$3.13	1.9%	$39.9	$3.15	2.7%
	2003	$3.12	$37.5	$3.20	2.5%	$64.1	$3.26	4.2%
100%	2002	$3.07	$22.6	$3.12	1.5%	$34.8	$3.14	2.3%
	2003	$3.12	$32.4	$3.19	2.1%	$59.0	$3.24	3.9%
120%	2002	$3.07	$17.4	$3.11	1.2%	$29.7	$3.13	2.0%
	2003	$3.12	$27.3	$3.18	1.8%	$53.9	$3.23	3.6%

(1) Emerald is assumed to borrow the required cash at a rate of 6.5%. Figures incorporate Base Case assumptions of approximately $60 million of EBITDA synergies ($40 million for the Upside Case) in 2002 and 2003. Base Case takeover premium is assumed to be 40%.

Dresdner Kleinwort Wasserstein

Sensitivity Analysis – Takeover Premium for Emerald Acquisition of Sapphire After Going Private

100% Emerald Shares as Consideration

- **A direct acquisition of Sapphire by Emerald would be accretive to Emerald up to a premium of over 100%, if Emerald pays in the form of its own shares**[(1)]
  - The degree of accretion is less than for a cash bid funded by borrowing

Premium to Sapphire	Year	Emerald EPS	Base Case $MM	Base Case PF EPS	Base Case %	Upside Case $MM	Upside Case PF EPS	Upside Case %
20%	2002	$3.07	$69.1	$3.13	2.2%	$81.0	$3.16	3.0%
	2003	$3.12	$78.7	$3.21	2.8%	$104.7	$3.26	4.4%
40%	2002	$3.07	$69.0	$3.12	1.8%	$80.8	$3.15	2.6%
	2003	$3.12	$78.5	$3.19	2.3%	$104.4	$3.24	4.0%
60%	2002	$3.07	$68.8	$3.11	1.3%	$80.7	$3.13	2.1%
	2003	$3.12	$78.3	$3.18	1.9%	$104.1	$3.23	3.5%
80%	2002	$3.07	$68.7	$3.09	0.9%	$80.5	$3.12	1.7%
	2003	$3.12	$78.2	$3.16	1.4%	$103.8	$3.21	3.1%
100%	2002	$3.07	$68.6	$3.08	0.5%	$80.3	$3.10	1.2%
	2003	$3.12	$78.0	$3.15	1.0%	$103.5	$3.20	2.6%
120%	2002	$3.07	$68.4	$3.07	0.0%	$80.1	$3.09	0.8%
	2003	$3.12	$77.8	$3.14	0.5%	$103.3	$3.19	2.1%

(1) Figures incorporate Base Case assumptions of approximately $60 million of EBITDA synergies ($40 million for the Upside Case) in 2002 and 2003. Base Case takeover premium is assumed to be 40%.

Strategic Consideration for Emerald

Project Nexus Decision

- **The threshold question for Emerald is whether it supports a combination of Ruby and Sapphire to create Nexus**
- **The strategic and financial implications of Project Nexus are reviewed elsewhere in DKW's materials**

Going Private Decision

- **The subsequent question of whether Emerald should take Ruby private involves larger strategic, financial and operational questions for Emerald, as highlighted below:**

Going Private Transaction	
Benefits	**Concerns / Risks**
• Accretive	• Strategically inconsistent / de-focusing for Emerald (IT services + software)
• Eliminates public company costs and simplifies administration	• Reduced public profile ("mindshare") and perceived lack of independence from Emerald may harm Nexus' ability to win business
• Eliminates conflict of interest risk and appearance re: Ruby's public float	• Potentially reduced ability of Emerald to partner with competing software vendors
• Current illiquid Ruby public float is not useful as acquisition currency or as a method for Emerald to surface value	• Potentially reduced ability of Nexus to attract IT services partners other than Emerald
• Opportunity to create value through build-up of Nexus	• Creates pressure on Emerald to continue to support follow-on acquisitions and investments to maintain Nexus' competitiveness
• Potential higher-valued disposition of Nexus in future, through re-launch as a public company or a strategic sale	• Misses current opportunity to create highly valued, publicly traded growth vehicle. Extinguishes current capital market following and public shareholdings of Ruby and Sapphire
• Some employees may prefer to be fully incorporated into the Emerald family rather than being part of a smaller public subsidiary	• Loss of Ruby independence may result in employee/executive attrition and lower morale (subject to mitigation through operating structure and new benefit plans)